UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 26, 2010

TIGRENT INC.

(Exact name of registrant as specified in its charter)

COLORADO	0-27403	84-1475486
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1612 East Cape Coral Parkway, Cape Coral Florida 33904

(Address of principal executive offices)

(239) 542-0643

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 26, 2010, Tigrent Inc. (the “Company”) entered into definitive agreements with Rich Global, LLC (“Rich Global”) and Rich Dad Operating Company, LLC (“RDO”) to restructure the agreements under which the Company licenses and operates under the Rich Dad brand.  Rich Global and RDO (collectively, the “Rich Dad Parties”) are entities controlled by Robert and Kim Kiyosaki.  Mr. Kiyosaki is the author of the internationally best selling Rich Dad Poor Dad and other books that teach readers about financial literacy.  The Company provides courses that are based on the teachings and philosophies outlined by Mr. Kiyosaki in the Rich Dad Poor Dad book series.   The Company has entered into a (i) License Agreement, dated May 26, 2010 (the “License Agreement”), with Rich Global and RDO, for the Rich Dad Brand, and (ii) Settlement Agreement and Release, dated May 26, 2010 (the “Settlement Agreement”), with Rich Global and RDO, related to the Company’s previous licensing agreement for the Rich Dad brand and which commits the parties to enter into a cooperative marketing agreement that contemplates the development and implementation of improved customer contact management strategies.

The License Agreement is for a term of approximately five years, i.e., until December 31, 2014.  Rich Global will be a consenting party to the License Agreement with respect to the use of its database. The License Agreement gives the Company the non-exclusive right to sell and market Rich Dad products in live seminars and training courses in the United States, Canada and the United Kingdom. The License Agreement provides that the Company must establish escrow and cash collateral accounts in an aggregate amount equal to 30% of the Company’s deferred revenues during the term of the License Agreement (“Reserve Goal”). The purpose of the escrow and cash collateral accounts is to ensure that the Company can fulfill its contractual commitments to the customers who purchased the Rich Dad and Tigrent courses. Until the Reserve Goal has been met, the Company will pay (i) to RDO a current royalty (“current royalty”) of 3% of Gross Revenue and (ii) into the escrow account a deferred royalty of 5% of Gross Revenues (“unfulfilled royalty”).  Under the License Agreement, the term “Gross Revenues” means gross revenues, net of merchant fees, taxes, shipping, refunds, rebates, bad debt and sums paid to RDO’s third party coaching provider under a separate cross marketing agreement.

In addition, the Company will pay into the cash collateral account on a monthly basis the amount by which the average cash balance of all unrestricted funds in the Company’s accounts for the prior 90 day period (excluding the proceeds from the sale of, or other realization upon, any non-core assets or any cash accounts from Rich Dad Education, LLC (“RDE”) made available to he Company) exceeds $6 million. The Company’s merchant deposit reserve funds will also be credited to the Reserve Goal.  After the Reserve Goal has been met, the Company will pay to RDO royalty payments equal to 10% of Gross Revenue in lieu of paying the current royalty to RDO and the unfulfilled royalty into the escrow account. If the combined amounts in the escrow account and the cash collateral account exceeds the Reserve Goal, the excess funds may be withdrawn from the escrow account twice each year and applied to the deferred fulfillment royalties that are due to RDO. In addition, on a quarterly basis, RDO may withdraw 40% of payments into the escrow account during the prior three-month period.

The License Agreement contains covenants relating to performance standards and cash operating profits. The Company is limited from making any capital expenditures with any businesses other than the Rich Dad Education Business which exceed $500,000 per year without obtaining written approval from RDO. The Company must also consult with RDO prior to hiring a Chief Executive Officer, Chief Financial Officer or any other officer who reports directly to the Chief Executive Officer. RDO will have the right to allow one representative to observe all meetings of the Company’s Board of Directors in a non-voting capacity.

The Settlement Agreement provides for the issuance of 9.9% of the Company’s outstanding common stock (i.e., 1,290,000 shares) to Rich Global and the redemption of Rich Global’s 49% interest in RDE, the limited liability company that was formed by the Company and Rich Global to operate the Rich Dad business. The Company’s common stock issued to Rich Global will be subject to a shareholder agreement with the Company, which will give Rich Global demand and piggyback registration rights after January 1, 2011. The Company and Rich Global have agreed to transfer the RDE assets to the Company, except the data base of customer names and customer leads, resulting in full ownership by the Company of the business previously conducted by RDE and to dissolve RDE, and terminate the license and administrative services agreements associated with RDE. The Company will have responsibility for any and all liabilities remaining in RDE, including but not limited to obligations related to the fulfillment of course work for the Rich Dad students. The Company has agreed to release Rich Global from all general claims related to RDE and Rich Global has agreed to release the Company from specific claims that it made against the Company and RDE in connection with its alleged default letter dated March 27, 2009. Among other things, the Settlement Agreement also proposes enhanced cooperation in advertising, marketing, and educational programs between the Company and RDO through a customer contact and data base management strategy that emphasizes seamless support of the Rich Dad brand and its customers.

The above descriptions of the License Agreement and the Settlement Agreement are qualified in their entirety by reference to the License Agreement and Settlement Agreement, which are attached to this Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement

On May 26, 2010, the Company and RDE terminated the (i) License Agreement, dated July 18, 2006 (the “Company License Agreement”), between the Company and RDE and (ii) Administrative Services Agreement, dated July 18, 2006, between RDE and the Company.  Under the RDE License Agreement, the Company granted licenses with respect to the use of certain intellectual properties relating to marketing models and systems for conducting seminars to RDE.  Under the Administrative Services Agreement, the Company provided certain administrative business services to RDE.  On May 26, 2010, Rich Global and RDE terminated the License Agreement, dated July 18, 2006 (the “Rich Global License Agreement”), between Rich Global and RDE.  Under the Rich Global License Agreement, Rich Global granted licenses with respect to the use of certain intellectual properties, including certain trademarks, service marks, names, characters, symbols, designs, likenesses and visual representations thereof to RDE for use in connection with seminars conducted by RDE.  RDE was the limited liability company formed by the Company and Rich Global to operate the Rich Dad business.  Each of the Company License Agreement, the Administrative Services Agreement and the Rich Global License Agreement was terminated pursuant to the Settlement Agreement discussed in Item 1.01 of this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	License Agreement dated May 26, 2010 by and among Tigrent, Inc., Rich Global, LLC and Rich Dad Operating Company, LLC

10.2	Settlement Agreement and Release dated May 26, 2010 by and among Tigrent, Inc., Rich Global, LLC and Rich Dad Operating Company, LLC

Cautionary Information Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that are based upon the Company’s current expectations and involve a number of risks and uncertainties. Those forward-looking statements include all statements that are not historical statements of fact and those regarding the intent, belief or expectations of the Company.  In order for the Company to utilize the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, investors are hereby cautioned that certain factors may affect these forward-looking statements, including, without limitation, (i) the parties’ performance of their respective obligations under the definitive restructuring agreements and (ii) additional risks which are identified in the Company’s SEC filings, including but not limited to Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2010	TIGRENT INC.

/s/ Steven C. Barre
Steven C. Barre
Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	License Agreement dated May 26, 2010 by and among Tigrent Inc., Rich Global, LLC and Rich Dad Operating Company, LLC

10.2	Settlement Agreement and Release dated May 26, 2010 by and among Tigrent Inc., Rich Global, LLC and Rich Dad Operating Company, LLC